Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Dividend Advantage Municipal Fund 2
333-71930
811-10549

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting
together as a
class
<c>  MuniPreferred
 shares voting
 together as a
 class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
             1,748,477
                       150
   Against
                128,938
                         33
   Abstain
                  42,008
                         22
   Broker Non-Votes
                625,152
                       553
      Total
             2,544,575
                       758



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             1,778,304
                       150
   Against
                108,596
                         33
   Abstain
                  32,523
                         22
   Broker Non-Votes
                625,152
                       553
      Total
             2,544,575
                       758



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012632.